Exhibit 17(f)

ANNUAL REPORT / DECEMBER 31, 2008

Legg Mason Partners

Corporate Bond Fund

Managed by	WESTERN ASSET

INVESTMENT PRODUCTS: NOT FDIC INSURED  •  NO BANK GUARANTEE  •  MAY LOSE VALUE

Fund objective

The Fund seeks as high a level of current income as is consistent with prudent investment management and preservation of capital.

What’s inside

Letter from the chairman	I
Fund overview	1
Fund at a glance	6
Fund expenses	7
Fund performance	9
Historical performance	10
Schedule of investments	11
Statement of assets and liabilities	21
Statement of operations	22
Statements of changes in net assets	23
Financial highlights	24
Notes to financial statements	28
Report of independent registered public accounting firm	41
Board approval of management and subadvisory agreements	42
Additional information	47

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager and Western Asset Management Company (“Western Asset”) is the Fund’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc.

Letter from the chairman

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy weakened significantly during the 12-month reporting period ended December 31, 2008. Looking back, U.S. gross domestic product (“GDP”)i contracted 0.2% in the fourth quarter of 2007. This was due to continued weakness in the housing market, an ongoing credit crunch and soaring oil and food prices. The economy then expanded 0.9% and 2.8% during the first and second quarters of 2008, respectively. Contributing to this rebound were rising exports that were buoyed by a weakening U.S. dollar. In addition, consumer spending accelerated, aided by the government’s tax rebate program. However, the dollar’s rally and the end of the rebate program, combined with other strains on the economy, caused GDP to take a step backward during the second half of 2008. According to the U.S. Department of Commerce, third quarter 2008 GDP declined 0.5% and its advance estimate for fourth quarter GDP decline was 3.8%, the latter being the worst quarterly reading since 1982.

While there were increasing signs that the U.S. was headed for a recession, the speculation ended in December 2008. At that time, the National Bureau of Economic Research (“NBER”) — which has the final say on when one begins and ends — announced that a recession had begun in December 2007. The NBER determined that a recession had already started using its definition, which is based on “a significant decline in economic activity spread across the economy, lasting more than a few months, normally visible in production, employment, real income and other indicators.”

Regardless of how one defines a recession, it felt like we were in the midst of an economic contraction for much of 2008. Consumer spending, which represents approximately two-thirds of GDP, has been disappointing. According to the International Council of Shopping Centers, retail sales rose a tepid 1% in 2008, the weakest level in at least 38 years. In terms of the job market, the U.S. Department of Labor reported that payroll employment declined in each of the 12 months of 2008. During 2008 as a whole, 2.6 million jobs were lost, the largest annual decline since World War II ended in 1945. In addition, at the end of 2008, the unemployment rate had risen to 7.2%, its highest level since January 1993.

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Letter from the chairman continued

Ongoing issues related to the housing and subprime mortgage markets and seizing credit markets prompted the Federal Reserve Board (“Fed”)ii to take aggressive and, in some cases, unprecedented actions. When 2008 began, the federal funds rateiii was 4.25%. This was quickly brought down to 3.00% by the end of January 2008, on the back of two Fed rate cuts. The Fed continued to lower the federal funds rate to 2.00% by the end of April 2008, but then left rates on hold for several months. This was due to growing inflationary pressures as a result of soaring oil and commodity prices, coupled with the sagging U.S. dollar. However, as inflation receded along with oil prices and the global financial crisis escalated, the Fed cut rates twice in October to 1.00%. Then, in mid-December 2008, it reduced the federal funds rate to a range of zero to 0.25%, an historic low. In conjunction with its December meeting, the Fed stated that it “will employ all available tools to promote the resumption of sustainable economic growth and to preserve price stability. In particular, the Committee anticipates that weak economic conditions are likely to warrant exceptionally low levels of the federal funds rate for some time.”

In addition to the interest rate cuts, the Fed took several actions to improve liquidity in the credit markets. In March 2008, it established a new lending program allowing certain brokerage firms, known as primary dealers, to also borrow from its discount window. Also in March, the Fed played a major role in facilitating the purchase of Bear Stearns by JPMorgan Chase. In mid-September 2008, it announced an $85 billion rescue plan for ailing AIG and pumped $70 billion into the financial system as Lehman Brothers’ bankruptcy and mounting troubles at other financial firms roiled the markets.

The U.S. Department of the Treasury has also taken an active role in attempting to stabilize the financial system, as it orchestrated the government’s takeover of mortgage giants Fannie Mae and Freddie Mac in September 2008. In addition, on October 3, 2008, the Treasury’s $700 billion Troubled Asset Relief Program (“TARP”) was approved by Congress and signed into law by President Bush. As part of TARP, the Treasury had planned to purchase bad loans and other troubled financial assets. However, in November 2008, Treasury Secretary Paulson said, “Our assessment at this time is that this is not the most effective way to use TARP funds, but we will continue to examine whether targeted forms of asset purchase can play a useful role, relative to other potential uses of TARP resources, in helping to strengthen our financial system and support lending.”

During the 12-month reporting period ended December 31, 2008, both short- and long-term Treasury yields experienced periods of extreme volatility. Investors were initially focused on the subprime segment of the mortgage-backed market. These concerns broadened, however, to include a wide range of financial institutions and markets. As a result, other fixed-income instruments also experienced increased price volatility. This unrest

II|    Legg Mason Partners Corporate Bond Fund

triggered several “flights to quality,” causing Treasury yields to move lower (and their prices higher), while riskier segments of the market saw their yields move higher (and their prices lower). This was particularly true toward the end of the reporting period, as the turmoil in the financial markets and sharply falling stock prices caused investors to flee securities that were perceived to be risky, even high-quality corporate bonds and high-grade municipal bonds. On several occasions, the yield available from short-term Treasuries fell to nearly zero, as investors were essentially willing to forgo any return potential in order to access the relative safety of government-backed securities. During the 12 months ended December 31, 2008, two-year Treasury yields fell from 3.05% to 0.76%. Over the same time frame, 10-year Treasury yields moved from 4.04% to 2.25%. Looking at the 12-month period as a whole, the overall bond market, as measured by the Barclays Capital U.S. Aggregate Indexiv, returned 5.24%.

Periods of increased investor risk aversion caused the high-yield bond market to produce extremely poor results over the 12 months ended December 31, 2008. While the asset class modestly rallied on several occasions, it was not enough to overcome numerous flights to quality. In particular, seizing credit markets, coupled with fears of a global recession and rising corporate bond default rates, sent high-yield bond prices sharply lower in September, October and November 2008. During those three months, the Citigroup High Yield Market Indexv (the “Index”) returned -8.01%, -15.34% and -9.75%, respectively. Over the 12 months ended December 31, 2008, the Index returned -25.91%.

Special shareholder notice

Effective September 2, 2008, the name of the Fund changed from Legg Mason Partners Investment Grade Bond Fund to Legg Mason Partners Corporate Bond Fund. The Fund’s current investment objective, strategies and management remain unchanged.

A special note regarding increased market volatility

In recent months, we have experienced a series of events that have impacted the financial markets and created concerns among both novice and seasoned investors alike. In particular, we have witnessed the failure and consolidation of several storied financial institutions, periods of heightened market volatility, and aggressive actions by the U.S. federal government to steady the financial markets and restore investor confidence. While we hope that the worst is over in terms of the issues surrounding the credit and housing crises, it is likely that the fallout will continue to impact the financial markets and the U.S. economy well into 2009.

Like all asset management firms, Legg Mason has not been immune to these difficult and, in some ways, unprecedented times. However, today’s challenges have only strengthened our resolve to do everything we can to

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Letter from the chairman continued

help you reach your financial goals. Now, as always, we remain committed to providing you with excellent service and a full spectrum of investment choices. And rest assured, we will continue to work hard to ensure that our investment managers make every effort to deliver strong long-term results. We also remain committed to supplementing the support you receive from your financial advisor. One way we accomplish this is through our enhanced website, www.leggmason.com/individualinvestors. Here you can gain immediate access to many special features to help guide you through difficult times, including:

•	Fund prices and performance,

•	Market insights and commentaries from our portfolio managers, and

•	A host of educational resources.

During periods of market unrest, it is especially important to work closely with your financial advisor and remember that reaching one’s investment goals unfolds over time and through multiple market cycles. Time and again, history has shown that, over the long run, the markets have eventually recovered and grown.

Information about your fund

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. Affiliates of the Fund’s manager have, in recent years, received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund is not in a position to predict the outcome of these requests and investigations.

Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s reporting period and to learn how those conditions have affected Fund performance.

Important information with regard to recent regulatory developments that may affect the Fund is contained in the Notes to Financial Statements included in this report.

IV|    Legg Mason Partners Corporate Bond Fund

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you meet your financial goals.

Sincerely,

R. Jay Gerken, CFA
Chairman, President and Chief Executive Officer

January 30, 2009

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Gross domestic product (“GDP”) is the market value of all final goods and services produced within a country in a given period of time.
ii	The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.
iii	The federal funds rate is the rate charged by one depository institution on an overnight sale of immediately available funds (balances at the Federal Reserve) to another depository institution; the rate may vary from depository institution to depository institution and from day to day.
iv	The Barclays Capital (formerly Lehman Brothers) U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage-and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.
[v]	The Citigroup High Yield Market Index is a broad-based unmanaged index of high-yield securities.

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Fund overview

Q. What is the Fund’s investment strategy?

A. The Fund seeks as high a level of current income as is consistent with prudent investment management and preservation of capital.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets, plus any borrowings for investment purposes, in investment grade fixed-income securities and related investments. These are securities rated by a national recognized statistical ratings organization within one of the top four ratings categories, or, if unrated, judged by Western Asset Management Company (“Western Asset”), the Fund’s subadviser, to be of comparable credit quality. The Fund also may invest in U.S. Government securities and U.S. dollar-denominated fixed-income securities of foreign issuers. The Fund may invest in securities having any maturity.

At Western Asset, we utilize a fixed-income team approach, with decisions derived from interaction among various investment management sector specialists. The sector teams are comprised of Western Asset’s senior portfolio managers, research analysts and an in-house economist. Under this team approach, management of client fixed-income portfolios will reflect a consensus of interdisciplinary views within the Western Asset organization.

Q. What were the overall market conditions during the Fund’s reporting period?

A. During the fiscal year, the U.S. bond market experienced periods of increased volatility. Changing perceptions regarding the economy, inflation and future Federal Reserve Board (“Fed”)i monetary policy caused bond prices to fluctuate. Two- and 10-year Treasury yields began the reporting period at 3.05% and 4.04%, respectively. Treasury yields moved lower — and their prices moved higher — during the first quarter of 2008, as concerns regarding the subprime mortgage market and a severe credit crunch caused a “flight to quality.” During this period, investors were drawn to the relative safety of Treasuries, while increased risk aversion caused other segments of the bond market to falter.

Treasury yields then moved higher in April, May and early June 2008, as the economy performed better than expected and inflation moved higher. Over this period, riskier fixed-income asset classes, such as high-yield bonds and emerging market debt, rallied. However, the credit crunch resumed in mid-June, resulting in another flight to quality. Investors’ risk aversion then intensified from September through November given the severe disruptions in the global financial markets. During this time, virtually every asset class, with the exception of short-term Treasuries, performed poorly. At the end of the fiscal year, two- and 10-year Treasury yields were 0.76% and 2.25%, respectively.

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Fund overview continued

Aided by the strong performance in the Treasury market, the overall bond market, as measured by the Barclays Capital U.S. Aggregate Indexii, gained 5.24% during the 12 months ended December 31, 2008. In contrast, riskier fixed-income asset classes, such as high-yield bonds, performed poorly, as the Citigroup High Yield Market Indexiii returned -25.91% over the same period.

Q. How did we respond to these changing market conditions?

A. We are committed to a relative value approach to the credit markets, grounded in exhaustive fundamental credit analysis. This approach is the cornerstone of our investment decision process and is followed regardless of market conditions. This process is designed to identify market opportunities and position the portfolio accordingly. As corporate bond spreads widened throughout the reporting period, we reduced the portfolio’s cash and U.S. Treasury positions in favor of an increased exposure to Financials. Although this detracted from performance over the reporting period, we feel that spreads should begin to tighten as the markets respond to the many programs initiated by the Fed and the U.S. Department of the Treasury, as well as the anticipated stimulus program advanced by the new administration.

Performance review

For the 12 months ended December 31, 2008, Class A shares of Legg Mason Partners Corporate Bond Fund, excluding sales charges, returned -23.11%. The Fund’s unmanaged benchmark, the Barclays Capital U.S. Credit Indexiv, returned -3.08% for the same period. The Lipper Corporate Debt Funds A-Rated Category Average1 returned -5.88% over the same time frame.

[1]

Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Returns are based on the 12-month period ended December 31, 2008, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 171 funds in the Fund’s Lipper category, and excluding sales charges.

2|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

PERFORMANCE SNAPSHOT as of December 31, 2008 (excluding sales charges) (unaudited)

	6 MONTHS	12 MONTHS
Corporate Bond Fund — Class A Shares	-20.58%	-23.11%
Barclays Capital U.S. Credit Index	-2.61%	-3.08%
Lipper Corporate Debt Funds A-Rated Category Average[1]	-5.19%	-5.88%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value, investment returns and yields will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/individualinvestors.

Excluding sales charges, Class B shares returned -20.81%, Class C shares returned -20.94% and Class I shares returned -20.33% over the six months ended December 31, 2008. Excluding sales charges, Class B shares returned -23.60%, Class C shares returned -23.67% and Class I shares returned -22.72% over the 12 months ended December 31, 2008. All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions.

The 30-Day SEC Yields for the period ended December 31, 2008 for Class A, B, C and I shares were 8.91%, 8.67%, 8.64% and 9.71%, respectively. The 30-Day SEC Yield is the average annualized net investment income per share for the 30-day period indicated and is subject to change.

TOTAL ANNUAL OPERATING EXPENSES (unaudited)

As of the Fund’s most current prospectus dated April 28, 2008, the gross total operating expense ratios for Class A, Class B, Class C and Class I shares were 1.10%, 1.80%, 1.80% and 0.66%, respectively.

Q. What were the leading contributors to performance?

A. During the reporting period, an underweight to the basic industry sector, which returned -8.02%, and an underweight to the Consumer Cyclicals2 sector, which returned -3.82%, aided the Fund’s relative performance. An overweight to the Communications3 sector, which returned -2.07% and, in particular, to Media — Cable, which returned -0.23%, also aided the Fund’s relative results.

Q. What were the leading detractors from performance?

A. The Fund’s subordinated financial debt positions hurt its relative performance during the reporting period. In particular, an overweight to Tier 1 bank issues, which returned -33.79%, detracted from performance.

[1]	Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Returns are based on the period ended December 31, 2008, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 173 funds for the six-month period and among the 171 funds for the 12-month period in the Fund’s Lipper category, and excluding sales charges.
[2]	Consumer Cyclicals consists of the following industries: Automotive, Entertainment, Gaming, Home Construction, Lodging, Retailers, Restaurants, Textiles and other consumer services.
[3]	Communications consists of the following industries: Media — Cable, Media — Noncable and Telecommunications.

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Fund overview continued

The Fund held five issuers which defaulted during the period. These issuers included Glitnir Banki HF, Kaupthing Bank HF, Landsbanki Islands HF, Washington Mutual and Lehman Brothers. Recovery in each case was significantly below cost. The Fund had a significant overweight to American International Group Inc., which received government loans as it works to sell assets and repay creditors. American International Group Inc. bonds suffered significant losses during the period. In addition, the Fund held positions in Fannie Mae and Freddie Mac preferred stock which experienced significant losses when the government suspended the dividends indefinitely. An overweight to BBB-rated securities, which returned -8.67%, and an underweight to AA-rated securities, which returned 2.74%, also detracted from the Fund’s relative performance.

Q. Were there any significant changes to the Fund during the reporting period?

A. Other than the decrease in cash and U.S. Treasury positions and increased exposure to Financials discussed earlier, there were no significant changes to the Fund during the reporting period.

Thank you for your investment in Legg Mason Partners Corporate Bond Fund. As always, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Western Asset Management Company

January 20, 2009

4|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of December 31, 2008 and are subject to change and may not be representative of the portfolio managers’ current or future investments. Please refer to pages 11 through 20 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. The Fund’s top five sector holdings (as a percentage of net assets) as of December 31, 2008 were: Financials (37.8%), Energy (10.6%), Telecommunication Services (10.2%), Consumer Discretionary (8.8%) and Health Care (6.2%). The Fund’s portfolio composition is subject to change at any time.

RISKS: Keep in mind, the Fund is subject to interest rate and credit risks and fluctuations in share price as interest rates rise and fall. As interest rates rise, bond prices fall, reducing the value of the Fund’s share price. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on the Fund. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.
ii	The Barclays Capital (formerly Lehman Brothers) U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage-and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.
iii	The Citigroup High Yield Market Index is a broad-based unmanaged index of high-yield securities.
iv	The Barclays Capital (formerly Lehman Brothers) U.S. Credit Index is an index composed of corporate and non-corporate debt issues that are investment grade (rated Baa3/BBB- or higher).

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Fund at a glance (unaudited)

INVESTMENT BREAKDOWN (%) As a percent of total investments — December 31, 2008

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Fund expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on July 1, 2008 and held for the six months ended December 31, 2008.

Actual expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

BASED ON ACTUAL TOTAL RETURN1

	ACTUAL TOTAL RETURN WITHOUT SALES CHARGES[2]	BEGINNING ACCOUNT VALUE	ENDING ACCOUNT VALUE	ANNUALIZED EXPENSE RATIO	EXPENSES PAID DURING THE PERIOD[3]
Class A	(20.58)%	$1,000.00	$794.20	1.16%	$5.23
Class B	(20.81)	1,000.00	791.90	1.81	8.15
Class C	(20.94)	1,000.00	790.60	1.96	8.82
Class I	(20.33)	1,000.00	796.70	0.69	3.12

[1]	For the six months ended December 31, 2008.
[2]	Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.
[3]	Expenses are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.

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Fund expenses (unaudited) continued

Hypothetical example for comparison purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

BASED ON HYPOTHETICAL TOTAL RETURN1

	HYPOTHETICAL ANNUALIZED TOTAL RETURN	BEGINNING ACCOUNT VALUE	ENDING ACCOUNT VALUE	ANNUALIZED EXPENSE RATIO	EXPENSES PAID DURING THE PERIOD[2]
Class A	5.00%	$1,000.00	$1,019.30	1.16%	$5.89
Class B	5.00	1,000.00	1,016.04	1.81	9.17
Class C	5.00	1,000.00	1,015.28	1.96	9.93
Class I	5.00	1,000.00	1,021.67	0.69	3.51

[1]	For the six months ended December 31, 2008.
[2]	Expenses are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 366.

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Fund performance (unaudited)

AVERAGE ANNUAL TOTAL RETURNS1

	WITHOUT SALES CHARGES[2]
	CLASS A	CLASS B	CLASS C	CLASS I
Twelve Months Ended 12/31/08	(23.11)%	(23.60)%	(23.67)%	(22.72)%
Five Years Ended 12/31/08	(2.69)	(3.28)	(3.32)	(2.31)
Ten Years Ended 12/31/08	1.38	0.82	0.83	1.76

	WITH SALES CHARGES[3]
	CLASS A	CLASS B	CLASS C	CLASS I
Twelve Months Ended 12/31/08	(26.37)%	(26.84)%	(24.39)%	(22.72)%
Five Years Ended 12/31/08	(3.52)	(3.42)	(3.32)	(2.31)
Ten Years Ended 12/31/08	0.94	0.82	0.83	1.76

CUMULATIVE TOTAL RETURNS1

WITHOUT SALES CHARGES[2]
Class A (12/31/98 through 12/31/08)	14.66%
Class B (12/31/98 through 12/31/08)	8.50
Class C (12/31/98 through 12/31/08)	8.63
Class I (12/31/98 through 12/31/08)	19.02

[1]	All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
[2]	Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable CDSC with respect to Class B and C shares.
[3]	Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum initial sales charge of 4.25%, Class B shares reflect the deduction of a 4.50% CDSC, which applies if shares are redeemed within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase and thereafter by 1.00% per year until no CDSC is incurred. Class C shares also reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within the first year of purchase payment.

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Historical performance (unaudited)

VALUE OF $10,000 INVESTED IN CLASS B SHARES OF LEGG MASON PARTNERS CORPORATE BOND

FUND VS. BARCLAYS CAPITAL U.S. CREDIT INDEX AND LIPPER CORPORATE DEBT FUNDS A-RATED

CATEGORY AVERAGE† — December 1998 - December 2008

†	Hypothetical illustration of $10,000 invested in Class B shares of Legg Mason Partners Corporate Bond Fund on December 31, 1998, assuming the reinvestment of all distributions, including returns of capital, if any, at net asset value through December 31, 2008. The Barclays Capital U.S. Credit Index is an index composed of corporate and non-corporate debt issues that are investment grade (rated Baa3/BBB- or higher). The Index is unmanaged and not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index. The Lipper Corporate Debt Funds A-Rated Category Average is composed of the Fund’s peer group of mutual funds. The performance of the Fund’s other classes may be greater or less than the performance of Class B shares indicated on this chart, depending on whether higher or lower sales charges and fees were incurred by shareholders investing in the other classes.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

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Schedule of investments

December 31, 2008

LEGG MASON PARTNERS CORPORATE BOND FUND

FACE AMOUNT	SECURITY	VALUE
CORPORATE BONDS & NOTES — 93.4%
CONSUMER DISCRETIONARY — 8.7%
	Automobiles — 0.6%
$3,850,000	Ford Motor Co., Notes, 7.450% due 7/16/31	$1,097,250
6,560,000	General Motors Corp., Senior Debentures, 8.375% due 7/15/33	1,180,800
	Total Automobiles	2,278,050
	Leisure Equipment & Products — 0.3%
1,300,000	Hasbro Inc., Senior Notes, 6.300% due 9/15/17	1,231,215
	Media — 6.9%
	Comcast Corp.:
4,030,000	6.400% due 5/15/38	4,033,837
926,000	Notes, 6.450% due 3/15/37	924,455
4,235,000	Senior Notes, 6.500% due 1/15/17	4,189,414
3,850,000	News America Holdings Inc., Senior Debentures, 8.500% due 2/23/25	3,797,101
1,910,000	News America Inc., Notes, 6.150% due 3/1/37	1,787,808
2,289,000	Rogers Cable Inc., Senior Secured Second Priority Notes, 6.250% due 6/15/13	2,193,070
780,000	Time Warner Cable Inc., Senior Notes, 8.750% due 2/14/19	849,564
3,850,000	Time Warner Cos. Inc., Debentures, 7.570% due 2/1/24	3,718,553
1,563,000	Time Warner Entertainment Co., LP, Senior Notes, 8.375% due 7/15/33	1,581,379
601,000	Time Warner Inc., Senior Debentures, 7.700% due 5/1/32	603,364
1,070,000	Viacom Inc., Senior Notes, 8.625% due 8/1/12	875,620
	Total Media	24,554,165
	Multiline Retail — 0.9%
	Macy’s Retail Holdings Inc.:
1,350,000	5.875% due 1/15/13	950,860
3,965,000	6.650% due 7/15/24	2,180,413
	Total Multiline Retail	3,131,273
	TOTAL CONSUMER DISCRETIONARY	31,194,703
CONSUMER STAPLES — 5.0%
	Beverages — 1.9%
5,486,000	Diageo Capital PLC, Notes, 4.850% due 5/15/18	4,858,385
910,000	Dr. Pepper Snapple Group Inc., Senior Notes, 6.820% due 5/1/18(a)	899,106
770,000	PepsiCo Inc., 7.900% due 11/1/18	945,435
	Total Beverages	6,702,926
	Food & Staples Retailing — 2.0%
1,186,000	Delhaize Group, 6.500% due 6/15/17	1,078,571
2,887,000	Kroger Co., Senior Notes, 6.750% due 4/15/12	2,916,133

See Notes to Financial Statements.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    11

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CORPORATE BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Food & Staples Retailing — 2.0% continued
$3,100,000	Safeway Inc., Senior Notes, 6.350% due 8/15/17	$3,069,958
	Total Food & Staples Retailing	7,064,662
	Food Products — 0.3%
1,360,000	Tyson Foods Inc., Senior Notes, 7.850% due 4/1/16	1,013,200
	Tobacco — 0.8%
1,740,000	Philip Morris International Inc., Senior Notes, 6.875% due 3/17/14	1,830,536
1,540,000	Reynolds American Inc., 7.625% due 6/1/16	1,284,240
	Total Tobacco	3,114,776
	TOTAL CONSUMER STAPLES	17,895,564
ENERGY — 10.6%
	Energy Equipment & Services — 0.7%
685,000	Southern Natural Gas Co., Notes, 5.900% due 4/1/17(a)	546,258
2,160,000	Transocean Inc., Senior Notes, 5.250% due 3/15/13	2,008,042
	Total Energy Equipment & Services	2,554,300
	Oil, Gas & Consumable Fuels — 9.9%
6,361,000	Anadarko Finance Co., Senior Notes, 7.500% due 5/1/31	5,639,065
1,016,000	Apache Corp., Senior Notes, 6.000% due 1/15/37	988,467
1,710,000	DCP Midstream LLC, Senior Notes, 6.750% due 9/15/37(a)	1,293,962
2,040,000	Devon Financing Corp. ULC, Debentures, 7.875% due 9/30/31	2,252,474
580,000	Energy Transfer Partners LP, Senior Notes, 9.700% due 3/15/19	598,603
1,730,000	EOG Resources Inc., Senior Notes, 5.875% due 9/15/17	1,759,247
	Gazprom, Loan Participation Notes:	1,126,510
1,694,000	6.212% due 11/22/16 (a)
878,000	Senior Notes, 6.510% due 3/7/22(a)	526,800
354,000	Hess Corp., Notes, 7.875% due 10/1/29	340,679
1,070,000	Intergas Finance BV, Bonds, 6.375% due 5/14/17(a)	625,950
2,470,000	KazMunaiGaz Finance Sub B.V., Senior Notes, 8.375% due 7/2/13(a)	1,938,950
	Kinder Morgan Energy Partners LP:
2,040,000	Medium-Term Notes, 6.950% due 1/15/38	1,654,318
770,000	Senior Notes, 7.125% due 3/15/12	744,187
1,270,000	LUKOIL International Finance BV, 6.356% due 6/7/17(a)	781,050
	Pemex Project Funding Master Trust:
210,000	6.625% due 6/15/35(a)	178,815
8,975,000	Senior Bonds, 6.625% due 6/15/35	7,608,556
1,207,000	Petrobras International Finance Co., 5.875% due 3/1/18	1,091,128
2,479,000	Petroplus Finance Ltd., Senior Notes, 7.000% due 5/1/17(a)	1,524,585
3,388,000	Valero Energy Corp., Notes, 4.750% due 6/15/13	3,116,042
1,860,000	XTO Energy Inc., Senior Notes, 6.100% due 4/1/36	1,549,055
	Total Oil, Gas & Consumable Fuels	35,338,443
	TOTAL ENERGY	37,892,743

See Notes to Financial Statements.

12|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

LEGG MASON PARTNERS CORPORATE BOND FUND

FACE AMOUNT	SECURITY	VALUE
FINANCIALS — 37.7%
	Capital Markets — 5.8%
$700,000	Bear Stearns Co. Inc., Senior Notes, 7.250% due 2/1/18	$768,389
3,680,000	Goldman Sachs Capital II, Junior Subordinated Bonds, 5.793% due 6/1/12(b)(c)	1,415,542
1,120,000	Goldman Sachs Group Inc., Senior Notes, 6.150% due 4/1/18	1,078,137
	Kaupthing Bank HF:
1,963,000	Senior Notes, 5.750% due 10/4/11(a)(d)	127,595
3,927,000	Subordinated Notes, 7.125% due 5/19/16(a)(d)	49,088
4,812,000	Lehman Brothers Holdings Capital Trust VII, Medium-Term Notes, 5.857% due 5/31/12(b)(c)(d)	481
1,321,000	Lehman Brothers Holdings Inc., Subordinated Notes, 6.500% due 7/19/17(d)	132
	Merrill Lynch & Co. Inc.:
2,670,000	Senior Notes, 6.400% due 8/28/17	2,679,382
	Subordinated Notes:
5,790,000	5.700% due 5/2/17	5,137,884
1,309,000	6.110% due 1/29/37	1,180,404
	Morgan Stanley:
1,750,000	6.625% due 4/1/18	1,537,793
4,210,000	Senior Notes, 5.250% due 11/2/12	3,832,102
5,606,000	UBS Preferred Funding Trust, Subordinated Notes,
	6.243% due 5/15/16(b)(c)	3,065,394
	Total Capital Markets	20,872,323
	Commercial Banks — 11.9%
3,280,000	ATF Capital BV, Senior Notes, 9.250% due 2/21/14(a)	2,148,400
2,820,000	BAC Capital Trust XI, Notes, 6.625% due 5/23/36	2,613,697
3,700,000	BAC Capital Trust XIV, Junior Subordinated Notes, 5.630% due 3/15/12(b)(c)	1,483,293
3,026,000	Banco Mercantil del Norte SA, Subordinated Bonds, 6.135% due 10/13/16(a)(b)	1,953,555
	Barclays Bank PLC:	762,085
1,150,000	7.700% due 4/25/18(a)(b)(c)
3,680,000	Junior Subordinated Bonds, 7.434% due 12/15/17(a)(b)(c)	1,862,926
1,232,000	Comerica Capital Trust II, Capital Securities, 6.576% due 2/20/37(b)	495,370
	Glitnir Banki HF:
1,963,000	Notes, 6.330% due 7/28/11(a)(d)	103,058
3,758,000	Subordinated Bonds, 7.451% due 9/14/16(a)(b)(c)(d)	19,354
2,857,000	Subordinated Notes, 6.693% due 6/15/16(a)(b)(d)	14,714
2,472,000	HSBK Europe BV, 7.250% due 5/3/17(a)	1,347,240

See Notes to Financial Statements.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    13

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CORPORATE BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Commercial Banks — 11.9% continued
	ICICI Bank Ltd., Subordinated Bonds:
$735,000	6.375% due 4/30/22(a)(b)	$386,987
438,000	6.375% due 4/30/22(a)(b)	231,279
1,980,000	Landsbanki Islands HF, 7.431% due 10/19/17(a)(b)(c)(d)	10,197
1,760,000	Natixis, 10.000% due 4/30/18(a)(b)(c)	817,430
7,323,000	RBS Capital Trust III, Subordinated Notes, 5.512% due 9/30/14(b)(c)	2,930,298
3,974,000	Resona Preferred Global Securities Cayman Ltd., Bonds, 7.191% due 7/30/15(a)(b)(c)	1,893,846
300,000	Royal Bank of Scotland Group PLC, Junior Subordinated Notes, Medium-Term Notes, 7.640% due 9/29/17(b)(c)	119,619
	RSHB Capital, Loan Participation Notes:
1,863,000	7.175% due 5/16/13(a)	1,359,990
5,400,000	7.125% due 1/14/14(a)	3,645,000
5,272,000	Shinsei Finance Cayman Ltd., Junior Subordinated Bonds, 6.418% due 7/20/16(a)(b)(c)	1,103,493
366,000	SunTrust Bank, Subordinated Notes, 5.450% due 12/1/17	340,891
2,256,000	SunTrust Capital, Trust Preferred Securities, 6.100% due 12/15/36(b)	1,592,533
1,420,000	SunTrust Preferred Capital I, 5.853% due 12/15/11(b)(c)	767,242
	TuranAlem Finance BV, Bonds:
1,948,000	8.250% due 1/22/37(a)	847,380
423,000	8.250% due 1/22/37(a)	182,948
4,090,000	Wachovia Capital Trust III, Bank Guaranteed,
	5.800% due 3/15/11(b)(c)	2,414,163
	Wachovia Corp.:
1,124,000	Senior Notes, 5.750% due 6/15/17	1,120,613
3,811,000	Subordinated Notes, 5.625% due 10/15/16	3,486,665
1,809,000	Wells Fargo Capital X, Capital Securities, 5.950% due 12/15/36	1,555,235
6,010,000	Wells Fargo Capital XIII, Medium-Term Notes, 7.700% due 3/26/13(b)(c)	4,964,332
	Total Commercial Banks	42,573,833
	Consumer Finance — 4.3%
3,449,000	Aiful Corp., Notes, 6.000% due 12/12/11(a)	1,397,721
	American Express Co.:
710,000	7.000% due 3/19/18	719,121
5,159,000	Subordinated Debentures, 6.800% due 9/1/66(b)	2,673,832
1,000,000	Capital One Financial Corp., Senior Notes, 6.750% due 9/15/17	970,137
2,600,000	Ford Motor Credit Co., Senior Notes, 12.000% due 5/15/15	1,943,492
	GMAC LLC:
2,158,000	7.500% due 12/31/13(a)	1,607,710
710,000	8.000% due 12/31/18(a)	365,650
2,379,000	8.000% due 11/1/31(a)	1,416,647

See Notes to Financial Statements.

14|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

LEGG MASON PARTNERS CORPORATE BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Consumer Finance — 4.3% continued
$1,902,000	Nelnet Inc., Notes, 7.400% due 9/29/36(b)	$570,553
	SLM Corp.:
	Medium-Term Notes:
3,325,000	5.000% due 10/1/13	2,381,435
454,000	5.050% due 11/14/14	302,482
816,000	5.625% due 8/1/33	496,274
540,000	Senior Notes, 8.450% due 6/15/18	427,570
	Total Consumer Finance	15,272,624
	Diversified Financial Services — 10.4%
3,734,000	AES El Salvador Trust, Senior Notes, 6.750% due 2/1/16(a)	2,680,273
1,752,000	AGFC Capital Trust I, 6.000% due 1/15/67(a)(b)	418,859
2,342,000	Capital One Bank, Notes, 5.750% due 9/15/10	2,273,967
1,417,000	Capmark Financial Group Inc., 5.875% due 5/10/12	483,465
	Citigroup Inc.:
750,000	Junior Subordinated Notes, Preferred Securities, 8.400% due 4/30/18(b)(c)	496,155
4,730,000	Notes, 6.875% due 3/5/38	5,400,388
	General Electric Capital Corp.:
270,000	Medium-Term Notes, 6.750% due 3/15/32	287,933
50,000	Senior Notes, Medium-Term Notes, 6.150% due 8/1/37	50,299
2,400,000	Subordinated Debentures, 6.375% due 11/15/67(b)	1,510,791
1,240,000	Glen Meadow Pass-Through Certificates, 6.505% due 2/12/67(a)(b)	555,076
2,695,000	Goldman Sachs Capital I, Capital Securities, 6.345% due 2/15/34	1,960,739
1,933,000	ILFC E-Capital Trust II, Bonds, 6.250% due 12/21/65(a)(b)	808,135
	International Lease Finance Corp.:
1,320,000	6.375% due 3/25/13	897,425
5,351,000	Notes, 5.875% due 5/1/13	3,575,442
	JPMorgan Chase & Co., Subordinated Notes:
2,782,000	6.625% due 3/15/12	2,851,906
6,176,000	6.125% due 6/27/17	6,087,844
1,263,000	MUFG Capital Finance 1 Ltd., Preferred Securities, 6.346% due 7/25/16(b)(c)	881,156
2,194,000	SMFG Preferred Capital, Bonds, 6.078% due 1/25/17(a)(b)(c)	1,491,108
	TNK-BP Finance SA:
1,394,000	Bonds, 7.500% due 7/18/16(a)	731,850
1,170,000	Senior Notes, 7.875% due 3/13/18(a)	590,850
7,238,000	ZFS Finance USA Trust II, Bonds, 6.450% due 12/15/65(a)(b)	3,384,503
	Total Diversified Financial Services	37,418,164

See Notes to Financial Statements.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    15

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CORPORATE BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Insurance — 3.9%
$1,078,000	ACE INA Holdings Inc., Senior Notes, 5.700% due 2/15/17	$968,099
1,771,000	Allstate Corp., 6.500% due 5/15/57(b)	998,006
2,064,000	American International Group Inc., Junior Subordinated Debentures, 6.250% due 3/15/37	772,658
1,301,000	Chubb Corp., Junior Subordinated Notes, 6.375% due 3/29/67(b)	808,002
1,063,000	Everest Reinsurance Holdings Inc., 6.600% due 5/15/37(b)	434,359
	Hartford Financial Services Group Inc.:
550,000	6.300% due 3/15/18	417,722
500,000	8.125% due 6/15/38(b)	263,588
1,240,000	Liberty Mutual Group, Junior Subordinated Bonds, 7.800% due 3/15/37(a)	557,271
4,027,000	MetLife Inc., Junior Subordinated Debentures, 6.400% due 12/15/36	2,421,785
	Prudential Financial Inc.:
1,670,000	5.150% due 1/15/13	1,357,633
1,410,000	8.875% due 6/15/38(b)	909,577
4,066,000	Travelers Cos. Inc., Junior Subordinated Debentures, 6.250% due 3/15/37(b)	2,667,174
1,709,000	Willis North America Inc., Senior Notes, 5.625% due 7/15/15	1,252,584
	Total Insurance	13,828,458
	Real Estate Investment Trusts (REITs) — 0.3%
3,715,000	iStar Financial Inc., Senior Notes, 5.150% due 3/1/12	1,170,868
	Thrifts & Mortgage Finance — 1.1%
4,110,000	Countrywide Financial Corp., Medium-Term Notes, 5.800% due 6/7/12	4,008,878
	TOTAL FINANCIALS	135,145,148
HEALTH CARE — 6.2%
	Health Care Equipment & Supplies — 0.5%
872,000	Baxter International Inc., Senior Notes, 5.900% due 9/1/16	944,592
1,209,000	Hospira Inc., Senior Notes, 6.050% due 3/30/17	983,472
	Total Health Care Equipment & Supplies	1,928,064
	Health Care Providers & Services — 5.7%
2,695,000	Aetna Inc., Senior Notes, 6.000% due 6/15/16	2,482,292
1,671,000	Cardinal Health Inc., Senior Notes, 5.800% due 10/15/16	1,514,009
3,303,000	HCA Inc., Senior Notes, 6.500% due 2/15/16	2,047,860
3,657,000	Humana Inc., Senior Notes, 6.300% due 8/1/18	2,744,132
1,432,000	Quest Diagnostic Inc., Senior Notes, 5.125% due 11/1/10	1,390,607
5,236,000	UnitedHealth Group Inc., Senior Notes, 5.000% due 8/15/14	4,822,157
2,603,000	Universal Health Services Inc., Notes, 7.125% due 6/30/16	2,249,825
3,380,000	WellPoint Health Networks Inc., Notes, 6.375% due 1/15/12	3,259,794
	Total Health Care Providers & Services	20,510,676
	TOTAL HEALTH CARE	22,438,740

See Notes to Financial Statements.

16|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

LEGG MASON PARTNERS CORPORATE BOND FUND

FACE AMOUNT	SECURITY	VALUE
INDUSTRIALS — 3.5%
	Building Products — 0.8%
$3,159,000	GTL Trade Finance Inc., 7.250% due 10/20/17(a)	$2,654,015
	Commercial Services & Supplies — 0.4%
1,717,000	Waste Management Inc., Senior Notes, 7.750% due 5/15/32	1,540,022
	Industrial Conglomerates — 1.5%
	Tyco International Group SA:
40,000	Notes, 6.125% due 1/15/09	39,948
120,000	Senior Notes, 6.375% due 10/15/11	118,027
4,000,000	Tyco International Ltd./Tyco International Finance SA, Senior Bonds, 6.875% due 1/15/21	3,098,844
2,370,000	United Technologies Corp., Senior Notes, 5.400% due 5/1/35	2,241,110
	Total Industrial Conglomerates	5,497,929
	Road & Rail — 0.8%
2,988,000	Union Pacific Corp., Debentures, 6.625% due 2/1/29	2,836,451
	TOTAL INDUSTRIALS	12,528,417
INFORMATION TECHNOLOGY — 0.5%
	IT Services — 0.5%
1,540,000	Electronic Data Systems Corp., Notes, 7.450% due 10/15/29	1,672,865
MATERIALS — 4.8%
	Chemicals — 0.5%
830,000	Dow Chemical Co., 5.700% due 5/15/18	738,667
950,000	PPG Industries Inc., 5.750% due 3/15/13	940,352
	Total Chemicals	1,679,019
	Metals & Mining — 3.8%
1,570,000	Alcoa Inc., Notes, 6.000% due 7/15/13	1,420,928
1,000,000	Barrick Gold Financeco LLC, Senior Notes, 6.125% due 9/15/13	949,160
7,469,000	Freeport-McMoRan Copper & Gold Inc., Senior Notes, 8.375% due 4/1/17	6,133,065
4,999,000	Vale Overseas Ltd., Notes, 6.875% due 11/21/36	4,550,090
1,220,000	Vedanta Resources PLC, Senior Notes, 8.750% due 1/15/14(a)	738,100
	Total Metals & Mining	13,791,343
	Paper & Forest Products — 0.5%
1,979,000	Weyerhaeuser Co., Senior Notes, 6.750% due 3/15/12	1,772,725
	TOTAL MATERIALS	17,243,087
TELECOMMUNICATION SERVICES — 10.2%
	Diversified Telecommunication Services — 7.6%
1,633,000	AT&T Corp., Senior Notes, 8.000% due 11/15/31	2,057,288
2,730,000	AT&T Inc., 5.600% due 5/15/18	2,784,567
1,155,000	British Telecommunications PLC, Bonds, 9.125% due 12/15/30	1,230,699

See Notes to Financial Statements.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    17

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CORPORATE BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Diversified Telecommunication Services — 7.6% continued
$4,478,000	Deutsche Telekom International Finance, Senior Notes, 5.750% due 3/23/16	$4,292,718
	Embarq Corp.:
2,718,000	Notes, 7.995% due 6/1/36	1,838,466
1,886,000	Senior Notes, 6.738% due 6/1/13	1,595,118
1,247,000	France Telecom SA, Notes, 8.500% due 3/1/31	1,569,977
	Koninklijke KPN NV, Senior Notes:
1,109,000	8.000% due 10/1/10	1,119,653
1,380,000	8.375% due 10/1/30	1,562,837
1,848,000	SBC Communications Inc., Notes, 5.100% due 9/15/14	1,818,776
3,850,000	Telecom Italia Capital SpA, Senior Notes, 6.000% due 9/30/34	2,663,542
2,695,000	Telefonica Emisiones SAU, Senior Notes, 7.045% due 6/20/36	2,951,028
	Verizon Global Funding Corp., Senior Notes:
1,540,000	7.750% due 6/15/32	1,707,846
144,000	5.850% due 9/15/35	143,754
	Total Diversified Telecommunication Services	27,336,269
	Wireless Telecommunication Services — 2.6%
1,740,000	America Movil SAB de CV, Senior Notes, 5.625% due 11/15/17	1,555,611
2,830,000	New Cingular Wireless Services Inc., Senior Notes, 8.750% due 3/1/31	3,547,453
	Sprint Capital Corp.:
1,320,000	Global Notes, 6.900% due 5/1/19	938,740
	Senior Notes:
1,540,000	8.375% due 3/15/12	1,232,804
3,000,000	8.750% due 3/15/32	2,028,813
	Total Wireless Telecommunication Services	9,303,421
	TOTAL TELECOMMUNICATION SERVICES	36,639,690
UTILITIES — 6.2%
	Electric Utilities — 4.4%
	Commonwealth Edison Co.:
390,000	5.800% due 3/15/18	353,092
1,040,000	6.450% due 1/15/38	932,617
1,040,000	EEB International Ltd., Senior Bonds, 8.750% due 10/31/14(a)	969,800
	FirstEnergy Corp., Notes:
583,000	6.450% due 11/15/11	551,435
5,883,000	7.375% due 11/15/31	5,580,267
	Pacific Gas & Electric Co.:
2,605,000	First Mortgage Bonds, 6.050% due 3/1/34	2,775,823
500,000	Senior Notes, 8.250% due 10/15/18	601,781

See Notes to Financial Statements.

18|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

LEGG MASON PARTNERS CORPORATE BOND FUND

FACE AMOUNT	SECURITY	VALUE
	Electric Utilities — 4.4% continued
$3,080,000	Progress Energy Inc., Senior Notes, 7.750% due 3/1/31	$3,091,858
720,000	Virginia Electric and Power Co., Senior Notes, 8.875% due 11/15/38	913,990
	Total Electric Utilities	15,770,663
	Gas Utilities — 0.9%
3,657,000	AGL Capital Corp., Senior Notes, 4.950% due 1/15/15	3,224,373
	Independent Power Producers & Energy Traders — 0.9%
	Energy Future Holdings, Senior Notes:
10,000	10.875% due 11/1/17(a)	7,150
3,160,000	11.250% due 11/1/17(a)(e)	1,548,400
	TXU Corp., Senior Notes:
38,000	5.550% due 11/15/14	17,945
3,349,000	6.500% due 11/15/24	1,201,581
1,043,000	6.550% due 11/15/34	357,323
	Total Independent Power Producers & Energy Traders	3,132,399
	TOTAL UTILITIES	22,127,435
	TOTAL CORPORATE BONDS & NOTES (Cost — $462,402,130)	334,778,392
CONVERTIBLE BOND & NOTE — 0.1%
CONSUMER DISCRETIONARY — 0.1%
	Media — 0.1%
490,000	Omnicom Group Inc., Senior Notes, zero coupon bond to yield 0.551% due 7/1/38 (Cost — $416,643)	445,287
COLLATERALIZED MORTGAGE OBLIGATIONS — 0.8%
	Thornburg Mortgage Securities Trust:
1,781,631	6.201% due 9/25/37(b)	1,369,061
1,866,509	6.208% due 9/25/37(b)	1,326,488
	TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (Cost — $3,615,444)	2,695,549
U.S. GOVERNMENT & AGENCY OBLIGATION — 1.0%
	U.S. Government Obligations — 1.0%
2,955,000	U.S. Treasury Notes, 3.750% due 11/15/18 (Cost — $3,382,963)	3,346,074

SHARES
PREFERRED STOCKS — 0.1%
FINANCIALS — 0.1%
	Consumer Finance — 0.1%
594	Preferred Blocker Inc., 9.000%(a) *	178,200

See Notes to Financial Statements.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    19

Schedule of investments continued

December 31, 2008

LEGG MASON PARTNERS CORPORATE BOND FUND

SHARES	SECURITY	VALUE
	Thrifts & Mortgage Finance — 0.0%
351,225	Federal Home Loan Mortgage Corp. (FHLMC), 8.375%(b)(f)*	$136,978
46,575	Federal National Mortgage Association (FNMA), 8.250%(b)(f)*	38,657
	Total Thrifts & Mortgage Finance	175,635
	TOTAL PREFERRED STOCKS (Cost — $6,326,005)	353,835
	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $476,143,185)	341,619,137

FACE AMOUNT
SHORT-TERM INVESTMENTS — 2.0%
	U.S. Government & Agency Obligation — 0.2%
$ 863,000	Federal National Mortgage Association (FNMA), Discount Notes, 0.351% due 5/18/09(f)(g)(h) (Cost — $861,851)	862,266
	Repurchase Agreement — 1.8%
6,351,000	Morgan Stanley tri-party repurchase agreement dated 12/31/08, 0.020% due 1/2/09; Proceeds at maturity — $6,351,007; (Fully collateralized by U.S. government agency obligation, 0.000% due 10/15/20; Market value — $6,478,474) (Cost — $6,351,000)	6,351,000
	TOTAL SHORT-TERM INVESTMENTS (Cost — $7,212,851)	7,213,266
	TOTAL INVESTMENTS — 97.4% (Cost — $483,356,036#)	348,832,403
	Other Assets in Excess of Liabilities — 2.6%	9,464,509
	TOTAL NET ASSETS — 100.0%	$358,296,912

*	Non-income producing security.
(a)	Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.
(b)	Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.
(c)	Security has no maturity date. The date shown represents the next call date.
(d)	Security is currently in default.
(e)	Payment-in-kind security for which part of the income earned may be paid as additional principal.
(f)	On September 7, 2008, the Federal Housing Finance Agency placed Fannie Mae and Freddie Mac into conservatorship.
(g)	Rate shown represents yield-to-maturity.
(h)	All or a portion of this security is held at the broker as collateral for open futures contracts.
#	Aggregate cost for federal income tax purposes is $485,613,488.

Abbreviation used in this schedule:

GMAC —General Motors Acceptance Corp.

See Notes to Financial Statements.

20|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

Statement of assets and liabilities

December 31, 2008

ASSETS:
Investments, at value (Cost — $483,356,036)	$348,832,403
Cash	2,190,454
Interest receivable	7,302,267
Receivable for Fund shares sold	2,323,972
Receivable from broker — variation margin on open futures contracts	671,250
Prepaid expenses	44,582
Total Assets	361,364,928
LIABILITIES:
Payable for Fund shares repurchased	2,242,321
Investment management fee payable	186,490
Distribution fees payable	110,669
Distributions payable	66,830
Trustees’ fees payable	6,541
Accrued expenses	455,165
Total Liabilities	3,068,016
TOTAL NET ASSETS	$358,296,912
NET ASSETS:
Par value (Note 6)	$425
Paid-in capital in excess of par value	541,285,512
Overdistributed net investment income	(135,260)
Accumulated net realized loss on investments and futures contracts	(46,385,225)
Net unrealized depreciation on investments and futures contracts	(136,468,540)
TOTAL NET ASSETS	$358,296,912
Shares Outstanding:
Class A	30,228,959
Class B	6,620,662
Class C	5,434,260
Class I	248,396
Net Asset Value:
Class A (and redemption price)	$8.43
Class B*	$8.41
Class C*	$8.38
Class I (and redemption price)	$8.42
Maximum Public Offering Price Per Share:
Class A (based on maximum initial sales charge of 4.25%)	$8.80

*	Redemption price per share is NAV of Class B and C shares reduced by a 4.50% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    21

Statement of operations

For the Year Ended December 31, 2008

INVESTMENT INCOME:
Interest	$35,628,753
Dividends	154,806
Total Investment Income	35,783,559
EXPENSES:
Investment management fee (Note 2)	3,049,059
Distribution fees (Notes 2 and 4)	1,823,393
Transfer agent fees (Note 4)	1,157,859
Shareholder reports (Note 4)	235,648
Registration fees	63,423
Legal fees	55,660
Audit and tax	33,894
Insurance	12,374
Trustees’ fees	7,737
Custody fees	4,183
Miscellaneous expenses	7,941
Total Expenses	6,451,171
Less: Fees paid indirectly (Note 1)	(123)
Net Expenses	6,451,048
NET INVESTMENT INCOME	29,332,511
REALIZED AND UNREALIZED LOSS ON INVESTMENTS AND FUTURES CONTRACTS (NOTES 1 AND 3):
Net Realized Loss From:
Investment transactions	(20,555,840)
Futures contracts	(3,926,284)
Net Realized Loss	(24,482,124)
Change in Net Unrealized Appreciation/Depreciation From:
Investments	(120,742,763)
Futures contracts	(1,995,103)
Change in Net Unrealized Appreciation/Depreciation	(122,737,866)
NET LOSS ON INVESTMENTS AND FUTURES CONTRACTS	(147,219,990)
DECREASE IN NET ASSETS FROM OPERATIONS	$(117,887,479)

See Notes to Financial Statements.

22|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

Statements of changes in net assets

FOR THE YEARS ENDED DECEMBER 31,	2008	2007
OPERATIONS:
Net investment income	$29,332,511	$32,873,812
Net realized loss	(24,482,124)	(5,151,787)
Change in net unrealized appreciation/depreciation	(122,737,866)	(17,914,676)
Increase (Decrease) in Net Assets From Operations	(117,887,479)	9,807,349
DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):
Net investment income	(30,240,701)	(34,706,691)
Decrease in Net Assets From Distributions to Shareholders	(30,240,701)	(34,706,691)
FUND SHARE TRANSACTIONS (NOTE 6):
Net proceeds from sale of shares	59,764,873	122,230,013
Reinvestment of distributions	27,423,612	26,571,050
Cost of shares repurchased	(145,133,600)	(348,998,710)
Decrease in Net Assets From Fund Share Transactions	(57,945,115)	(200,197,647)
DECREASE IN NET ASSETS	(206,073,295)	(225,096,989)
NET ASSETS:
Beginning of year	564,370,207	789,467,196
End of year*	$358,296,912	$564,370,207
* Includes (overdistributed) and undistributed net investment income, respectively, of:	$(135,260)	$9,541

See Notes to Financial Statements.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    23

Financial highlights

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR

ENDED DECEMBER 31:

CLASS A SHARES[1]	2008	2007	2006[2]	2005[2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$11.74	$12.16	$12.42	$12.88	$12.92
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.67	0.58	0.57	0.54	0.56
Net realized and unrealized gain (loss)	(3.29)	(0.38)	(0.22)	(0.31)	0.25
Total income (loss) from operations	(2.62)	0.20	0.35	0.23	0.81
LESS DISTRIBUTIONS FROM:
Net investment income	(0.69)	(0.62)	(0.61)	(0.58)	(0.62)
Net realized gains	—	—	—	(0.11)	(0.23)
Total distributions	(0.69)	(0.62)	(0.61)	(0.69)	(0.85)
NET ASSET VALUE, END OF YEAR	$8.43	$11.74	$12.16	$12.42	$12.88
Total return[3]	(23.11)%	1.63%	3.03%	1.82%	6.47%
NET ASSETS, END OF YEAR (MILLIONS)	$255	$399	$435	$461	$438
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.17%	1.10%	1.08%[4]	1.05%	1.06%
Net expenses	1.17 [5]	1.10 [5]	1.07 [4,6]	1.05	1.05 [6]
Net investment income	6.43	4.87	4.78	4.24	4.37
PORTFOLIO TURNOVER RATE	25%	53%	94%	40%	43%

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.
[4]	Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would both have been 1.06%.
[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[6]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

24|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR

ENDED DECEMBER 31:

CLASS B SHARES[1]	2008	2007	2006[2]	2005[2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$11.71	$12.13	$12.39	$12.85	$12.89
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.60	0.50	0.50	0.47	0.50
Net realized and unrealized gain (loss)	(3.28)	(0.39)	(0.22)	(0.31)	0.24
Total income (loss) from operations	(2.68)	0.11	0.28	0.16	0.74
LESS DISTRIBUTIONS FROM:
Net investment income	(0.62)	(0.53)	(0.54)	(0.51)	(0.55)
Net realized gains	—	—	—	(0.11)	(0.23)
Total distributions	(0.62)	(0.53)	(0.54)	(0.62)	(0.78)
NET ASSET VALUE, END OF YEAR	$8.41	$11.71	$12.13	$12.39	$12.85
Total return[3]	(23.60)%	0.91%	2.36%	1.27%	5.94%
NET ASSETS, END OF YEAR (MILLIONS)	$56	$97	$125	$161	$182
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.84%	1.80%	1.72%[4]	1.59%	1.56%
Net expenses	1.84 [5]	1.80 [5]	1.72 [4,6]	1.59	1.55 [6]
Net investment income	5.76	4.16	4.13	3.70	3.87
PORTFOLIO TURNOVER RATE	25%	53%	94%	40%	43%

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.
[4]	Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.71% and 1.70%, respectively.
[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[6]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    25

Financial highlights continued

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR

ENDED DECEMBER 31:

CLASS C SHARES[1]	2008	2007	2006[2]	2005[2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$11.67	$12.09	$12.35	$12.81	$12.87
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.59	0.50	0.49	0.46	0.49
Net realized and unrealized gain (loss)	(3.27)	(0.39)	(0.22)	(0.30)	0.24
Total income (loss) from operations	(2.68)	0.11	0.27	0.16	0.73
LESS DISTRIBUTIONS FROM:
Net investment income	(0.61)	(0.53)	(0.53)	(0.51)	(0.56)
Net realized gains	—	—	—	(0.11)	(0.23)
Total distributions	(0.61)	(0.53)	(0.53)	(0.62)	(0.79)
NET ASSET VALUE, END OF YEAR	$8.38	$11.67	$12.09	$12.35	$12.81
Total return[3]	(23.67)%	0.91%	2.34%	1.24%	5.86%
NET ASSETS, END OF YEAR (MILLIONS)	$45	$68	$71	$72	$60
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	1.89%	1.80%	1.76%[4]	1.69%	1.58%
Net expenses	1.89 [5]	1.80 [5]	1.73 [4,6]	1.69	1.57 [6]
Net investment income	5.73	4.18	4.12	3.61	3.85
PORTFOLIO TURNOVER RATE	25%	53%	94%	40%	43%

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.
[4]	Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.74% and 1.72%, respectively.
[5]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[6]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

26|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

FOR A SHARE OF EACH CLASS OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH YEAR

ENDED DECEMBER 31:

CLASS I SHARES[1]	2008	2007	2006[2]	2005[2]	2004[2]
NET ASSET VALUE, BEGINNING OF YEAR	$11.72	$12.16	$12.41	$12.87	$12.91
INCOME (LOSS) FROM OPERATIONS:
Net investment income	0.68	0.63	0.63	0.59	0.62
Net realized and unrealized gain (loss)	(3.24)	(0.41)	(0.22)	(0.31)	0.24
Total income (loss) from operations	(2.56)	0.22	0.41	0.28	0.86
LESS DISTRIBUTIONS FROM:
Net investment income	(0.74)	(0.66)	(0.66)	(0.63)	(0.67)
Net realized gains	—	—	—	(0.11)	(0.23)
Total distributions	(0.74)	(0.66)	(0.66)	(0.74)	(0.90)
NET ASSET VALUE, END OF YEAR	$8.42	$11.72	$12.16	$12.41	$12.87
Total return[3]	(22.72)%	1.80%	3.54%	2.23%	6.87%
NET ASSETS, END OF YEAR (MILLIONS)	$2	$0 [4]	$158	$286	$319
RATIOS TO AVERAGE NET ASSETS:
Gross expenses	0.75%	0.66%	0.65%[5]	0.65%	0.65%
Net expenses	0.75 [6]	0.66 [6]	0.65 [5,7]	0.65	0.64 [7]
Net investment income	6.80	5.13	5.22	4.63	4.79
PORTFOLIO TURNOVER RATE	25%	53%	94%	40%	43%

[1]	Per share amounts have been calculated using the average shares method.
[2]	Represents a share of capital stock outstanding prior to April 16, 2007.
[3]	Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.
[4]	Amount represents less than $0.5 million.
[5]	Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would both have been 0.64%.
[6]	The impact to the expense ratio was less than 0.01% as a result of fees paid indirectly.
[7]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    27

Notes to financial statements

1. Organization and significant accounting policies

Legg Mason Partners Corporate Bond Fund (formerly known as Legg Mason Partners Investment Grade Bond Fund) (the “Fund”) is a separate diversified series of Legg Mason Partners Income Trust (the “Trust”). The Trust, a Maryland business trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment valuation. Debt securities are valued at the mean between the last quoted bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. Publicly traded foreign government debt securities are typically traded internationally in the over-the-counter market, and are valued at the mean between the last quoted bid and asked prices as of the close of business of that market. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these securities at fair value as determined in accordance with the procedures approved by the Fund’s Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates fair value.

Effective January 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 (“FAS 157”). FAS 157 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Fund’s investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

28|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The following is a summary of the inputs used in valuing the Fund’s assets carried at fair value:

	DECEMBER 31, 2008	QUOTED PRICES (LEVEL 1)	OTHER SIGNIFICANT OBSERVABLE INPUTS (LEVEL 2)	SIGNIFICANT UNOBSERVABLE INPUTS (LEVEL 3)
Investments in securities	$348,832,403	$175,635	$348,656,768	—
Other financial instruments*	(1,944,907)	(1,944,907)	—	—
Total	$346,887,496	$(1,769,272)	$348,656,768	—

*	Other financial instruments may include written options, futures, swaps and forward contracts.

(b) Repurchase agreements. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Financial futures contracts. The Fund may enter into financial futures contracts, as a hedging technique in an attempt to manage risk in the Fund’s portfolio, as a substitute for buying or selling securities, as a cash flow management technique, or for purposes of enhancing returns. Upon entering into a financial futures contract, the Fund is required to deposit cash or securities as initial margin, equal in value to a certain percentage of the contract amount (initial margin deposit). Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as “variation margin,” are made or received by the Fund each day, depending on the daily fluctuations in the value of the underlying financial instruments. For foreign currency denominated futures contracts, variation margins are not settled daily. The Fund recognizes an unrealized gain or loss equal to the fluctuation in the value. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Fund’s basis in the contracts.

The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying financial instruments. In addition,

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    29

Notes to financial statements continued

investing in financial futures contracts involves the risk that the Fund could lose more than the initial margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(d) Loan participations. The Fund may invest in loans arranged through private negotiation between one or more financial institutions. The Fund’s investment in any such loan may be in the form of a participation in or an assignment of the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower and the Fund may not benefit directly from any collateral supporting the loan in which it has purchased the participation.

The Fund assumes the credit risk of the borrower, the lender that is selling the participation and any other persons interpositioned between the Fund and the borrower. In the event of the insolvency of the lender selling the participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.

(e) Credit and market risk. Investments in securities (such as those issued by Structured Investment Vehicles, or SIVs) which are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments may result in a lack of correlation between their credit ratings and values.

(f) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(g) Distributions to shareholders. Distributions from net investment income on the shares of the Fund are declared each business day to shareholders of record, and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

30|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

(h) Class accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(i) Fees paid indirectly. The Fund’s custody fees are reduced according to a fee arrangement, which provides for a reduction based on the level of cash deposited with the custodian by the Fund. If material, the amount is shown as a reduction of expenses on the Statement of Operations.

(j) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its taxable income and net realized gains, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on federal income tax returns for all open tax years and has concluded that as of December 31, 2008, no provision for income tax would be required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

(k) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

	OVERDISTRIBUTED NET INVESTMENT INCOME	ACCUMULATED NET REALIZED LOSS
(a)	$763,389	$(763,389)

(a)	Reclassifications are primarily due to differences between book and tax amortization of premium on fixed income securities.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager and Western Asset Management Company (“Western Asset”) is the Fund’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    31

Notes to financial statements continued

Under the investment management agreement, the Fund pays an investment management fee, calculated daily and paid monthly, at an annual rate of the Fund’s average daily net assets in accordance with the following breakpoint schedule:

AVERAGE DAILY NET ASSETS	ANNUAL RATE
First $500 million	0.65%
Over $500 million	0.60

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

There is a maximum initial sales charge of 4.25% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 4.50% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

For the year ended December 31, 2008, LMIS and its affiliates received sales charges of approximately $38,000 on sales of the Fund’s Class A shares. In addition, for the year ended December 31, 2008, CDSCs paid to LMIS and its affiliates were approximately:

	CLASS A		CLASS B	CLASS C
CDSCs	$0	*	$36,000	$5,000

*	Amount represents less than $1,000.

Certain officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

32|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

3. Investments

During the year ended December 31, 2008, the aggregate cost of purchases and proceeds from sales of investments and U.S. Government & Agency Obligations (excluding short-term investments) were as follows:

	INVESTMENTS	U.S. GOVERNMENT & AGENCY OBLIGATIONS
Purchases	$95,006,692	$20,326,480
Sales	155,337,553	32,213,601

At December 31, 2008, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation	$3,332,976
Gross unrealized depreciation	(140,114,061)
Net unrealized depreciation	$(136,781,085)

At December 31, 2008, the Fund had the following open futures contracts:

	NUMBER OF CONTRACTS	EXPIRATION DATE	BASIS VALUE	MARKET VALUE	UNREALIZED GAIN (LOSS)
Contracts to Buy:
90-Day Eurodollar	435	3/09	$105,352,800	$107,597,250	$2,244,450
U.S. Treasury 5-Year Notes	126	3/09	14,554,778	15,000,891	446,113
					2,690,563
Contracts to Sell:
U.S. Treasury 30-Year Bonds	7	3/09	$864,742	$966,328	$(101,586)
U.S. Treasury 10-Year Notes	476	3/09	55,323,116	59,857,000	(4,533,884)
					(4,635,470)
Net unrealized loss on open futures contracts					$(1,944,907)

4. Class specific expenses, waivers and/or reimbursements

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.50% and 0.45% of the average daily net assets of each class, respectively. Distribution fees are accrued daily and paid monthly.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    33

Notes to financial statements continued

For the year ended December 31, 2008, class specific expenses were as follows:

	DISTRIBUTION FEES	TRANSFER AGENT FEES	SHAREHOLDER REPORTS EXPENSES
Class A	$837,211	$586,516	$207,636
Class B	584,727	292,306	19,248
Class C	401,455	278,944	8,761
Class I	—	93	3
Total	$1,823,393	$1,157,859	$235,648

5. Distributions to shareholders by class

	YEAR ENDED DECEMBER 31, 2008	YEAR ENDED DECEMBER 31, 2007
Net Investment Income:
Class A	$22,195,920	$21,592,144
Class B	4,636,599	4,862,742
Class C	3,397,525	3,138,399
Class I	10,657	5,113,406
Total	$30,240,701	$34,706,691

6. Shares of beneficial interest

At December 31, 2008, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares. Prior to April 16, 2007, the company had 10 billion shares of capital stock authorized with a par value of $0.001 per share.

Transactions in shares of each class were as follows:

	YEAR ENDED DECEMBER 31, 2008		YEAR ENDED DECEMBER 31, 2007
	SHARES	AMOUNT	SHARES	AMOUNT
Class A
Shares sold	3,410,897	$34,109,645	5,297,436	$63,684,687
Shares issued on reinvestment	2,004,439	20,145,514	1,573,540	18,846,853
Shares repurchased	(9,168,800)	(92,624,352)	(8,624,713)	(103,537,538)
Net decrease	(3,753,464)	$(38,369,193)	(1,753,737)	$(21,005,998)
Class B
Shares sold	583,870	$6,127,875	738,196	$8,843,172
Shares issued on reinvestment	421,720	4,239,620	352,813	4,217,348
Shares repurchased	(2,654,613)	(27,177,631)	(3,149,875)	(37,738,628)
Net decrease	(1,649,023)	$(16,810,136)	(2,058,866)	$(24,678,108)

34|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

	YEAR ENDED DECEMBER 31, 2008		YEAR ENDED DECEMBER 31, 2007
	SHARES	AMOUNT	SHARES	AMOUNT
Class C
Shares sold	1,743,949	$17,532,345	1,903,815	$22,730,914
Shares issued on reinvestment	304,244	3,030,395	224,849	2,676,662
Shares repurchased	(2,462,791)	(25,184,663)	(2,172,469)	(25,889,557)
Net decrease	(414,598)	$(4,621,923)	(43,805)	$(481,981)
Class I
Shares sold	237,144	$1,995,008	2,226,474	$26,971,240
Shares issued on reinvestment	813	8,083	69,650	830,187
Shares repurchased	(13,213)	(146,954)	(15,309,864)	(181,832,987)
Net increase (decrease)	224,744	$1,856,137	(13,013,740)	$(154,031,560)

7. Income tax information and distributions to shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions:

RECORD DATE PAYABLE DATE	CLASS A	CLASS B	CLASS C	CLASS I
Daily 1/30/2009	$0.052289	$0.046353	$0.046521	$0.056184

The tax character of distributions paid during the fiscal years ended December 31, were as follows:

	2008	2007
Distributions Paid From:
Ordinary income	$30,240,701	$34,706,691

As of December 31, 2008, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income — net	$406,031
Capital loss carryforward*	(30,394,718)
Other book/tax temporary differences(a)	(14,274,346)
Unrealized appreciation/(depreciation)(b)	(138,725,992)
Total accumulated earnings/(losses) — net	$(182,989,025)

* As of December 31, 2008, the Fund had the following net capital loss carryforwards remaining:

YEAR OF EXPIRATION	AMOUNT
12/31/2014	$(13,489,887)
12/31/2015	(2,662,743)
12/31/2016	(14,242,088)
$(30,394,718)

These amounts will be available to offset any future taxable capital gains.

(a)	Other book/tax temporary differences are attributable primarily to the realization for tax purposes of unrealized losses on certain futures contracts, the deferral of post-October capital losses for tax purposes, interest accrued for tax purposes on defaulted securities and book/tax differences in the timing of the deductibility of various expenses.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    35

Notes to financial statements continued

(b)

The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales and the difference between book and tax amortization methods for premiums on fixed income securities.

8. Regulatory matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against Smith Barney Fund Management LLC (“SBFM”), a wholly-owned subsidiary of Legg Mason and the then investment adviser or manager to the Fund, and Citigroup Global Markets, Inc. (“CGM”), a former distributor of the Fund, relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds, including the Fund (the “Affected Funds”).

The SEC order found that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder (the “Advisers Act”). Specifically, the order found that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Affected Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Affected Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Affected Funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as subtransfer agent to the affiliated transfer agent in exchange, among other things, for a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also found that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Affected Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Affected Funds’ best interests and that no viable alternatives existed.

SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding. The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order required Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Affected Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no

36|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Affected Funds since December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million held in escrow was distributed to the Affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Affected Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Affected Funds’ boards selected a new transfer agent for the Affected Funds. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, the manager does not believe that this matter will have a material adverse effect on the Affected Funds. On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

9. Legal matters

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM, a former distributor of the Fund and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including SBFM and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    37

Notes to financial statements continued

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to repeal as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against CAM, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

* * *

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC as described in Note 8. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses. The five actions were subsequently consolidated, and a consolidated complaint was filed.

On September 26, 2007, the United States District Court for the Southern District of New York issued an order dismissing the consolidated complaint, and judgement was later entered. An appeal has been filed and is pending before the U.S. Court of Appeals for the Second Circuit.

38|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

10. Other matters

On or about May 30, 2006, John Halebian, a purported shareholder of CitiSM New York Tax Free Reserves, a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit).

The Subject Trust is also named in the complaint as a nominal defendant. The complaint alleges both derivative claims on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason. In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures. The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board. The committee, after a thorough review, determined that the independent trustees did not breach their fiduciary duties as alleged by Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also determined and,

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    39

Notes to financial statements continued

adopting the recommendation of the committee, directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7, 2006. The complaint was dismissed on July 31, 2007. Mr. Halebian has filed an appeal in the U.S. Court of Appeals for the Second Circuit. The appeal is pending.

11. Recent accounting pronouncement

In March 2008, the Financial Accounting Standards Board issued the Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“FAS 161”). FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. FAS 161 requires enhanced disclosures about the Fund’s derivative and hedging activities, including how such activities are accounted for and their effect on the Fund’s financial position, performance and cash flows. Management is currently evaluating the impact the adoption of FAS 161 will have on the Fund’s financial statements and related disclosures.

40|    Legg Mason Partners Corporate Bond Fund 2008 Annual Report

Report of independent registered public accounting firm

The Board of Trustees and Shareholders

Legg Mason Partners Income Trust:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Legg Mason Partners Corporate Bond Fund (formerly Legg Mason Partners Investment Grade Bond Fund), a series of Legg Mason Partners Income Trust, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Legg Mason Partners Corporate Bond Fund as of December 31, 2008, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

February 24, 2009

Legg Mason Partners Corporate Bond Fund 2008 Annual Report|    41

Board approval of management and subadvisory agreements

(unaudited)

At a meeting of the Board of Trustees of Legg Mason Partners Income Trust (the “Trust”) held on November 10-11, 2008, the Board, including the Trustees who are not considered to be “interested persons” of the Trust (the “Independent Trustees”) under the Investment Company Act of 1940, as amended (the “1940 Act”), approved for an annual period the continuation of the management agreement (the “Management Agreement”) between the Trust and Legg Mason Partners Fund Advisor, LLC (the “Manager”) with respect to the Legg Mason Partners Corporate Bond Fund, a series of the Trust (the “Fund”), and the sub-advisory agreement (the “Sub-Advisory Agreement”) between the Manager and Western Asset Management Company (the “Subadviser”), an affiliate of the Manager, with respect to the Fund.

Background

The Board received information in advance of the meeting from the Manager to assist it in its consideration of the Management Agreement and the Sub-Advisory Agreement and was given the opportunity to ask questions and request additional information from management. In addition, the Independent Trustees submitted questions to management before the meeting and considered the responses provided by management during the meeting. The Board received and considered a variety of information about the Manager and the Subadviser, as well as the management and sub-advisory arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The presentation made to the Board encompassed the Fund and all funds for which the Board has responsibility. The discussion below covers both the advisory and the administrative functions being rendered by the Manager, both of which functions are encompassed by the Management Agreement, as well as the advisory functions rendered by the Subadviser pursuant to the Sub-Advisory Agreement.

Board approval of management agreement and sub-advisory agreement

The Independent Trustees were advised by separate independent legal counsel throughout the process. Prior to voting, the Independent Trustees received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed continuation of the Management Agreement and the Sub-Advisory Agreement. The Independent Trustees also discussed the proposed continuation of the Management Agreement and the Sub-Advisory Agreement in private sessions with their independent legal counsel at which no representatives of the Manager were present. In approving the Management Agreement and Sub-Advisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those factors discussed below. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement and the Sub-Advisory Agreement, and each Trustee may have attributed different weight to the various factors.

42|    Legg Mason Partners Corporate Bond Fund

Nature, extent and quality of the services under the management agreement and sub-advisory agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager and the Subadviser under the Management Agreement and the Sub-Advisory Agreement, respectively, during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager and the Subadviser took into account the Board’s knowledge and familiarity gained as Trustees of funds in the Legg Mason Partners fund complex, including the scope and quality of the investment management and other capabilities of the Manager and the Subadviser, and the quality of the Manager’s administrative and other services. The Board observed that the scope of services provided by the Manager and the Subadviser had continued to expand as a result of regulatory, market and other developments, including maintaining and monitoring their own and the Fund’s expanded compliance programs. The Board also noted that on a regular basis it received and reviewed information from the Manager and the Subadviser regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the 1940 Act.

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources of Legg Mason, Inc., the parent organization of the Manager and the Subadviser.

The Board considered the division of responsibilities between the Manager and the Subadviser and the oversight provided by the Manager. The Board also considered the Manager’s and the Subadviser’s brokerage policies and practices. In addition, management also reported to the Board on, among other things, its business plans and organizational changes. The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement and the Sub-Advisory Agreement were satisfactory.

Fund performance

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark and against the Fund’s peers. In addition, the Board considered the Fund’s performance in light of overall financial market conditions.

Legg Mason Partners Corporate Bond Fund|    43

Board approval of management and subadvisory agreements

(unaudited) continued

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all retail and institutional funds classified as A-rated corporate debt funds by Lipper, showed, among other data, that the Fund’s performance for the 1-, 3- and 5-year periods ended June 30, 2008 was below the median. The Board noted the explanations from the Manager concerning the underperformance versus the peer group.

Based on its review, which included careful consideration of all of the factors noted above, the Board concluded that it will continue to evaluate the Fund’s performance and any actions taken by the Manager to continue to improve performance.

Management fees and expense ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) and the actual fees paid by the Fund to the Manager (the “Actual Management Fee”) in light of the nature, extent and quality of the management and sub-advisory services provided by the Manager and the Subadviser. In addition, the Board noted that the compensation paid to the Subadviser is paid by the Manager, not the Fund, and, accordingly, that the retention of the Subadviser does not increase the fees or expenses otherwise incurred by the Fund’s shareholders.

In addition, the Board received and considered information comparing the Contractual Management Fee and the Actual Management Fee and the Fund’s total actual expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund, including, where applicable, separate accounts.

The Manager reviewed with the Board the differences in the scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services (including services related to the preparation and maintenance of the Fund’s registration statement and shareholder reports, as well as calculation of the Fund’s net asset value on a daily basis), office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund service providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board also considered and discussed information about the Subadviser’s fees, including the amount of the management fees retained by the Manager after payment of the subadvisory fee. The Board also received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a framework of fees based on asset classes.

44|    Legg Mason Partners Corporate Bond Fund

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of a group of retail front-end load funds (including the Fund) classified as A-rated corporate debt funds and chosen by Lipper to be comparable to the Fund, showed that the Fund’s Contractual Management Fee and Actual Management Fee were above the median. The Board noted that the Fund’s actual total expense ratio was above the median. The Board took into account management’s discussion of the Fund’s expenses.

Taking all of the above into consideration, the Board determined that the management fee and the subadvisory fees for the Fund were reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement and the Sub-Advisory Agreement.

Manager profitability

The Board received and considered an analysis of the profitability of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the Legg Mason Partners fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data. It was noted that the allocation methodologies had been reviewed by an outside consultant the year before. The profitability of the Manager and its affiliates was considered by the Board not excessive in light of the nature, extent and quality of the services provided to the Fund and the type of fund it represented.

Economies of scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that the Manager had previously agreed to institute breakpoints in the Fund’s Contractual Management Fee, reflecting the potential for reducing the Contractual Management Fee as the Fund grows. The Board considered whether the breakpoint fee structure was a reasonable means of sharing any economies of scale or other efficiencies that might accrue from increases in the Fund’s asset levels. The Board noted that the Fund had not reached the specified asset level at which a breakpoint to its Contractual Management Fee would be triggered.

The Board determined that the management fee structure for the Fund, including breakpoints, was reasonable.

Legg Mason Partners Corporate Bond Fund|    45

Board approval of management and subadvisory agreements

(unaudited) continued

Other benefits to the manager and the subadviser

The Board considered other benefits received by the Manager, the Subadviser and their affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the ongoing commitment of the Manager and the Subadviser to the Fund, the Board considered that the ancillary benefits that the Manager and its affiliates received were reasonable.

* * *

In light of all of the foregoing, the Board determined that the continuation of each of the Management Agreement and Sub-Advisory Agreement would be in the best interests of the Fund’s shareholders and approved the continuation of such agreements for another year.

46|    Legg Mason Partners Corporate Bond Fund

Additional information (unaudited)

Information about Trustees and Officers

The business and affairs of Legg Mason Partners Corporate Bond Fund (formerly known as Investment Grade Bond Fund) (the “Fund”) are managed under the direction of the Board of Trustees. Information pertaining to the Trustees and Officers of the Fund is set forth below. The Statement of Additional Information includes additional information about the Trustees and is available, without charge, upon request by calling Legg Mason Partners Shareholder Services at 1-800-451-2010.

NON-INTERESTED TRUSTEES

ELLIOTT J. BERV
c/o R. Jay Gerken, CFA, Legg Mason & Co., LLC (“Legg Mason”)
620 Eighth Avenue New York, NY 10018
Birth year	1943
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1989
Principal occupation(s) during past five years	President and Chief Executive Officer, Catalyst (consulting) (since 1984); formerly, Chief Executive Officer, Rocket City Enterprises (media) (from 2000 to 2005)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	Board Member, American Identity Corp. (doing business as Morpheus Technologies) (biometric information management) (since 2001)

A. BENTON COCANOUGHER
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1938
Position(s) held with Fund	Trustee
Term of office[1] and length of time served[2]	Since 1991
Principal occupation(s) during past five years	Dean Emeritus and Professor, Texas A&M University (since 2004); Formerly, Interim Chancellor, Texas A&M University System (from 2003 to 2004); formerly, Special Advisor to the President, Texas A&M University (from 2002 to 2003)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

Legg Mason Partners Corporate Bond Fund|    47

Additional information (unaudited) continued

Information about Trustees and Officers

JANE F. DASHER
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1949
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1999
Principal occupation(s) during past five years	Chief Financial Officer, Korsant Partners, LLC (a family investment company)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

MARK T. FINN
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1943
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1989
Principal occupation(s) during past five years	Adjunct Professor, College of William & Mary (since 2002); Principal/ Member Balvan Partners (investment management) (since 2002); Chairman, Chief Executive Officer and Owner, Vantage Consulting Group, Inc. (investment management) (since 1988)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

RAINER GREEVEN
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1936
Position(s) held with Fund	Trustee
Term of office[1] and length of time served[2]	Since 1994
Principal occupation(s) during past five years	Attorney, Rainer Greeven PC; President and Director, 62nd Street East Corporation (real estate) (since 2002)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

48|    Legg Mason Partners Corporate Bond Fund

STEPHEN R. GROSS
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1947
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1986
Principal occupation(s) during past five years	Chairman, HLB Gross Collins, PC (accounting and consulting firm) (since 1979); Treasurer, Coventry Limited, Inc. (Senior Living Facilities) (since 1985); formerly, Managing Director, Fountainhead Ventures, LLC (technology accelerator) (from 1998 to 2003)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	Director, Andersen Calhoun (assisted living) (since 1987); formerly, Director, ebank Financial Services, Inc. (from 1997 to 2004)

RICHARD E. HANSON, JR.
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1941
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1985
Principal occupation(s) during past five years	Retired
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

DIANA R. HARRINGTON
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1940
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1992
Principal occupation(s) during past five years	Professor, Babson College (since 1992)
Number of portfolios in fund complex overseen by Trustee	67
Other board memberships held by Trustee	None

Legg Mason Partners Corporate Bond Fund|    49

Additional information (unaudited) continued

Information about Trustees and Officers

SUSAN M. HEILBRON
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1945
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1994
Principal occupation(s) during past five years	Independent Consultant (since 2001)
Number of portfolios in fund complex over- seen by Trustee	67
Other board member- ships held by Trustee	None

SUSAN B. KERLEY
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1951
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1992
Principal occupation(s) during past five years	Investment Consulting Partner, Strategic Management Advisors, LLC (investment consulting) (since 1990)
Number of portfolios in fund complex over- seen by Trustee	67
Other board member- ships held by Trustee	Chairman (since 2005) and Trustee (since 2000), Eclipse Funds (3 funds); Chairman (since 2005) and Director (since 1990), Eclipse Funds Inc. (23 funds); Chairman and Director, ICAP Funds, Inc. (4 funds) (since 2006); Chairman and Trustee, The MainStay Funds (21 funds) (since 2007); and Chairman and Director, MainStay VP Series Fund, Inc. (24 funds) (since 2007)

ALAN G. MERTEN
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1941
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1990
Principal occupation(s) during past five years	President, George Mason University (since 1996)
Number of portfolios in fund complex over- seen by Trustee	67
Other board member- ships held by Trustee	Director of Cardinal Financial Corporation (since 2006); Trustee, First Potomac Realty Trust (since 2005); formerly, Director, Xybernaut Corporation (information technology) (from 2004 to 2006); formerly Director, Digital Net Holdings, Inc. (from 2003 to 2004); formerly, Director, Comshare, Inc. (information technology) (from 1985 to 2003)

50|    Legg Mason Partners Corporate Bond Fund

R. RICHARDSON PETTIT
c/o R. Jay Gerken, CFA, Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1942
Position(s) held with Fund[1]	Trustee
Term of office[1] and length of time served[2]	Since 1990
Principal occupation(s) during past five years	Formerly, Duncan Professor of Finance, University of Houston (from 1977 to 2006)
Number of portfolios in fund complex over- seen by Trustee	67
Other board member- ships held by Trustee	None

INTERESTED TRUSTEE

R. JAY GERKEN, CFA[3]
Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1951
Position(s) held with Fund[1]	Trustee President, Chairman, and Chief Executive Officer
Term of office[1] and length of time served[2]	Since 2002
Principal occupation(s) during past five years	Managing Director of Legg Mason; Chairman of the Board and Trustee/ Director of 159 funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) and its affiliates; President LMPFA (since 2006); Chairman, President and Chief Executive Officer of certain mutual funds associated with Legg Mason and its affiliates; formerly, Chairman, Smith Barney Fund Management LLC (“SBFM”) and Citi Fund Management Inc. (“CFM”) (2002 to 2005); formerly Chairman, President and Chief Executive Officer of Travelers Investment Adviser, Inc. (“TIA”) (2002 to 2005)
Number of portfolios in fund complex over- seen by Trustee	146
Other board member- ships held by Trustee	Trustee, Consulting Group Capital Markets Funds (from 2002 to 2006)

OFFICERS

FRANCES M. GUGGINO
Legg Mason
55 Water Street New York, NY 10041
Birth year	1957
Position(s) held with Fund[1]	Chief Financial Officer and Treasurer
Term of office[1] and length of time served[2]	Since 2004
Principal occupation(s) during past five years	Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; formerly, Controller of certain mutual funds associated with Citigroup Asset Management (“CAM”) (from 1999 to 2004)

Legg Mason Partners Corporate Bond Fund|    51

Additional information (unaudited) continued

Information about Trustees and Officers

TED P. BECKER
Legg Mason
620 Eighth Avenue New York, NY 10018
Birth year	1951
Position(s) held with Fund[1]	Chief Compliance Officer
Term of office[1] and length of time served[2]	Since 2006
Principal occupation(s) during past five years	Director of Global Compliance at Legg Mason (since 2006); Chief Compliance Officer of LMPFA (since 2006); Managing Director of Compliance at Legg Mason (since 2005); Chief Compliance Officer with certain mutual funds associated with Legg Mason, LMPFA and certain affiliates (since 2006); formerly, Managing Director of Compliance at CAM or its predecessor (from 2002 to 2005)

JOHN CHIOTA
Legg Mason
100 First Stamford Place Stamford, CT 06902
Birth year	1968
Position(s) held with Fund[1]	Chief Anti-Money Laundering Compliance Officer/Identity Theft Prevention Officer
Term of office[1] and length of time served[2]	Since 2006/2008
Principal occupation(s) during past five years	Identity Theft Prevention Officer of certain mutual funds associated with Legg Mason & Co. (since 2008); Chief Anti-Money Laundering Compliance Officer of certain mutual funds associated with Legg Mason & Co. (since 2006); Vice President of Legg Mason & Co. (since 2005); Vice President at CAM (since 2004); Prior to August 2004, Chief Anti-Money Laundering Compliance Officer of TD Waterhouse

ROBERT I. FRENKEL
Legg Mason
100 First Stamford Place Stamford, CT 06902
Birth year	1954
Position(s) held with Fund	Secretary and Chief Legal Officer
Term of office[1] and length of time served[2]	Since 2003
Principal occupation(s) during past five years	Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessors (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003); formerly, Secretary of CFM (from 2001 to 2004)

THOMAS C. MANDIA
Legg Mason
100 First Stamford Place Stamford, CT 06902
Birth year	1962
Position(s) held with Fund[1]	Assistant Secretary
Term of office[1] and length of time served[2]	Since 2000
Principal occupation(s) during past five years	Managing Director and Deputy Counsel of Legg Mason (since 2005); Managing Director and Deputy General Counsel for CAM (from 1992 to 2005)

52|    Legg Mason Partners Corporate Bond Fund

DAVID CASTANO
Legg Mason
55 Water Street New York, NY 10041
Birth year	1971
Position(s) held with Fund[1]	Controller
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Vice President of Legg Mason (since 2008); Controller of certain mutual funds associated with Legg Mason (since 2007); formerly, Assistant Treasurer of Lord Abbett mutual funds (from 2004 to 2006); Supervisor at UBS Global Asset Management (from 2003 to 2004); Accounting Manager at CAM (prior to 2003)

MATTHEW PLASTINA
Legg Mason
55 Water Street New York, NY 10041
Birth year	1970
Position(s) held with Fund[1]	Controller
Term of office[1] and length of time served[2]	Since 2007
Principal occupation(s) during past five years	Vice President of Legg Mason (since 2008); Assistant Vice President of Legg Mason or its predecessor (since 1999); Controller of certain mutual funds associated with Legg Mason (since 2007); formerly, Assistant Controller of certain mutual funds associated with Legg Mason and its predecessors (from 2002 to 2007)

[1]	Each Trustee and Officer serves until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, retirement or removal.
[2]	Indicates the earliest year in which the Trustee or Officer became a Board Member or Officer, as applicable, for a fund in the Legg Mason Partners funds complex.
[3]	Mr. Gerken is an “interested person” of the Fund as defined in the 1940 Act, because Mr. Gerken is an officer of LMPFA and certain of its affiliates.

Legg Mason Partners Corporate Bond Fund|    53

Legg Mason Partners Corporate Bond Fund

Trustees	Distributor
Elliott J. Berv	Legg Mason Investor Services, LLC
A. Benton Cocanougher
Jane F. Dasher	Custodian
Mark T. Finn	State Street Bank and Trust Company
R. Jay Gerken, CFA
Chairman
Rainer Greeven	Transfer agent
Stephen R. Gross	PNC Global Investment Servicing
Richard E. Hanson, Jr.	4400 Computer Drive
Diana R. Harrington	Westborough, Massachusetts 01581
Susan M. Heilbron
Susan B. Kerley
Alan G. Merten	Independent registered public accounting firm
R. Richardson Pettit	KPMG LLP
345 Park Avenue
Investment manager	New York, New York 10154
Legg Mason Partners Fund
Advisor, LLC

Subadviser
Western Asset Management Company

Legg Mason Partners Corporate Bond Fund

The Fund is a separate investment series of Legg Mason Partners Income Trust, a Maryland business trust.

LEGG MASON PARTNERS CORPORATE BOND FUND

Legg Mason Partners Funds

55 Water Street

New York, New York 10041

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call Legg Mason Partners Shareholder Services at 1-800-451-2010.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies related to portfolio transactions are available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at www.leggmason.com/individualinvestors and (3) on the SEC’s website at www.sec.gov.

This report is submitted for the general information of the shareholders of Legg Mason Partners Corporate Bond Fund. This report is not authorized for distribution to prospective investors in the Fund unless preceded or accompanied by a current prospectus.

Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/individualinvestors

© 2009 Legg Mason Investor Services, LLC

Member FINRA, SIPC

BUILT TO WINSM

At Legg Mason, we’ve assembled a collection of experienced investment management firms and empowered each of them with the tools, the resources and, most importantly, the independence to pursue the strategies they know best.

•	Each was purposefully chosen for their commitment to investment excellence.

•	Each is focused on specific investment styles and asset classes.

•	Each exhibits thought leadership in their chosen area of focus.

Together, we’ve built a powerful portfolio of solutions for financial advisors and their clients. And it has made us a world leader in money management.*

*	Ranked ninth-largest money manager in the world, according to Pensions of Investments, May 26, 2008, based on 12/31/07 worldwide assets under management.

www.leggmason.com/individualinvestors

©2009 Legg Mason Investor Services, LLC Member FINRA, SIPC

FDO0317 2/09 SR09-756

NOT PART OF THE ANNUAL REPORT

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